FORM OF
WAFERGEN BIO-SYSTEMS, INC.
SUBSCRIPTION AGREEMENT

WaferGen Bio-systems, Inc.
9454 Wilshire Boulevard, Suite 301
Beverly Hills, California 90212
Attention: Matthew Markin, President

WaferGen, Inc.
Bayside Technology Center
46571 Fremont Blvd.
Fremont, California 94538
Attention: Alnoor Shivji, President

Ladies and Gentlemen:

1. Subscription. The undersigned (the “Purchaser”), intending to be legally bound, hereby agrees to purchase from WaferGen Bio-systems, Inc. (the “Company”) units (the "Units") to be issued by the Company, each Unit consisting of one (1) share of the Company’s common stock, par value $0.001 per share (“Common Stock”), and a warrant (“Warrant”) to purchase three-tenths (3/10), or 30%, of one share of Common Stock, in the amount set forth on the signature page hereof. The minimum subscription for Units shall be $30,000, however the Company may, in its discretion, accept less than the minimum subscription amount. This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement (the “Agreement”) and the Private Placement Memorandum of the Company, dated April 16, 2007, as amended or supplemented from time to time, including all attachments, schedules and exhibits thereto (the “Memorandum”), relating to the offering (the “Offering”) by the Company of a minimum of $9,000,000 (the “Minimum Amount”) and a maximum of $12,000,000 (the "Maximum Amount") in aggregate purchase price of Units; provided, however, that the Company may, in its sole discretion, accept subscriptions for Units in excess of the Maximum Amount, but not to exceed $14,400,000. The purchase price per Unit shall be equal to $1.50. All funds received in connection with subscriptions for Units will be deposited in a separate escrow account (the “Escrow Account”) held by Signature Bank (the “Escrow Agent”) pursuant to the terms hereof and of that certain escrow agreement by and among the Company, Rodman & Renshaw, LLC and the Escrow Agent (the “Escrow Agreement”).

The terms of the Offering are more completely described in the Memorandum and such terms are incorporated herein in their entirety. Certain terms used but not otherwise defined herein shall have the respective meanings provided in the Memorandum and in Section 7 herein.

2. Closing, Deliverables and Escrow.

(a) Closing. On the Closing Date, each Purchaser shall purchase from the Company, severally and not jointly with the other Purchasers, and the Company shall issue and sell to each Purchaser the number of Units equal to such Purchaser’s Subscription Amount divided by the Per Unit Purchase Price, rounded down to the nearest whole Unit. The aggregate Subscription Amounts for Units sold hereunder shall be up to the Maximum Amount; provided, however, that the Company may, in its sole discretion, accept subscriptions for Units in excess of the Maximum Amount, but not to exceed $14,400,000. Upon satisfaction of the conditions set forth in this Section 2, the Closing shall occur at the offices of Haynes and Boone, LLP, 153 East 53rd Street, Suite 4900, New York, NY 10022, or such other location as the parties shall mutually agree.

(b) Deliveries.

(1) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

i.	this Agreement duly executed by the Company;

ii.
a certificate registered in the name of such Purchaser, evidencing that number of shares of Common Stock equal to such Purchaser’s Subscription Amount divided by the Per Unit Purchase Price (the “Shares”) and a warrant certificate, registered in the name of such Purchaser, representing the right to purchase that number of shares of Common Stock equal to the product of (a) 0.3 and (b) the number of Shares, rounded up to the nearest whole number (the “Warrant Shares”); and

iii.	the Registration Rights Agreement duly executed by the Company.

(2) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

i.	this Agreement duly executed by such Purchaser;

ii.	such Purchaser’s Subscription Amount by check or wire transfer to the account of the Escrow Agent; and

iii.	the Registration Rights Agreement duly executed by such Purchaser.

(c) Closing Conditions.

(1) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

i.	the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein;

ii.	the Merger of Acquisition Sub into WaferGen, Inc. (“WaferGen”) shall have been consummated;

iii.	the Company shall have received subscriptions for at least 8,000,000 Units (or, at its election, at least 6,000,000 Units);

iv.	all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed; and

v.	the delivery by the Purchasers of the items set forth in Section 2(b)(2) of this Agreement.

(2) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

i.	the accuracy in all material respects on the Closing Date of the representations and warranties of WaferGen and the Company contained herein;

ii.	all obligations, covenants and agreements of WaferGen and the Company required to be performed at or prior to the Closing Date shall have been performed;

iii.	the delivery by the Company of the items set forth in Section 2(b)(1) of this Agreement;

iv.	the Merger shall have been consummated; and

v.	there shall have been no Material Adverse Effect (as defined in Section 5(d) hereof) with respect to the Company since the date hereof.

3. Acceptance of Subscription. The Purchaser understands and agrees that the Company reserves the right to accept or reject this or any other subscription for Units, in whole or in part, and in any order, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Agreement. If this subscription is rejected in whole or the Offering is terminated or the Minimum Amount is not raised, all funds received from the Purchaser will be returned without interest, penalty, expense or deduction, and this Agreement and all other documents executed by the Purchasers shall thereafter be of no further force or effect. If this subscription is rejected in part, and in any order, the funds for the rejected portion of this subscription will be returned without interest, penalty, expense or deduction, and this Agreement will continue in full force and effect with respect to the part of the subscription that was accepted.

4. Purchaser Representations and Warranties. Each Purchaser hereby represents, warrants, acknowledges and agrees as follows:

(a) The Shares, the Warrants and the Warrant Shares (collectively, the “Securities”) are not registered under the Securities Act of 1933, as amended, and the regulations promulgated thereunder (the “Securities Act”), or any state securities laws. The Purchaser understands that the offering and sale of the Units, including the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Agreement.

(b) The Purchaser has received the Memorandum and all other documents requested by the Purchaser, has carefully reviewed them and understands the information contained therein, and the Purchaser, prior to the execution of this Agreement, has had access to the same kind of information which would be available in a registration statement filed by the Company under the Securities Act.

(c) Neither the Commission nor any state securities commission has approved the Units or the Securities, or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of the Memorandum. The Memorandum has not been reviewed by any Federal, state or other regulatory authority.

(d) All documents, records and books pertaining to the investment in the Units (including, without limitation, the Transaction Documents) have been made available for inspection by the Purchaser and its representatives. The Purchaser hereby acknowledges that all such information is confidential and the Purchaser shall not disclose any such confidential information to any third party other than as set forth herein.

(e) The Purchaser has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of WaferGen and the Company concerning the offering of the Units and the business, financial condition, results of operations and prospects of WaferGen and the Company, and all such questions have been answered to the full satisfaction of the Purchaser.

(f) In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or other information (oral or written) other than as stated in the Memorandum or this Agreement.

(g) The Purchaser is unaware of, is in no way relying on, and did not become aware of the offering of the Units through or as a result of, any form of general solicitation or general advertising as those terms are used in Regulation D under the Securities Act, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the Units and is not subscribing for Units and did not become aware of the offering of the Units through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in Units generally.

(h) The Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby other than the fees described in the Memorandum.

(i) The Purchaser has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities similar to the Units, including the Securities, so as to enable the Purchaser to utilize the information made available to it in connection with the Offering of the Units to evaluate the merits and risks of an investment in the Units and the Company and to make an informed investment decision with respect thereto.

(j) The Purchaser is not relying on the Company or any of its employees, officers or agents with respect to the legal, tax, economic and related considerations as to an investment in the Units, and the Purchaser has relied on the advice of, or has consulted with, only his own advisors.

(k) The Purchaser is acquiring the Units, including the Securities, solely for the Purchaser's own account for investment and not with a view to resale, assignment or distribution thereof, in whole or in part. The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Units, including the Securities, and the Purchaser has no plans to enter into any such agreement or arrangement. The Purchaser will not engage in hedging transactions with respect to the Units or the Securities unless in compliance with the registration requirements of the Securities Act.

(l) The Purchaser must bear the substantial economic risks of the investment in the Units indefinitely because none of the Units or the Securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Subject to the terms hereunder, legends shall be placed on the Securities to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company’s stock books. Stop transfer instructions will be placed with the transfer agent of the Securities. Although the Company has the obligation to register for resale the Shares (see the Registration Rights Agreement), there can be no assurance that such registration will be completed within the time frames required of the Company, or at all. It is not anticipated that there will be any active market for resale of the Units or the Securities, and such securities will not be freely transferable at any time in the foreseeable future, until the registration statement filed pursuant to the Registration Rights Agreement is declared effective, and in such case, solely with respect to the Shares.

(m) The Purchaser has adequate means of providing for its current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Units for an indefinite period of time.

(n) The Purchaser is aware that an investment in the Units involves a number of very significant risks and has carefully read and considered the matters set forth under the caption “Risk Factors” in the Memorandum.

(o) The Purchaser meets the requirements of at least one of the suitability standards for an “accredited investor” as set forth on the Investor Certification contained herein.

(p) The Purchaser: (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, limited liability company or partnership, association, joint stock company, trust, unincorporated organization or other entity, (A) such entity was not formed for the specific purpose of acquiring the Units, (B) such entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of law or its charter or other organizational documents, (D) such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Units, (E) the execution and delivery of this Agreement has been duly authorized by all necessary action, and (F) this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; and (iii) if executing this Agreement in a representative or fiduciary capacity, such representative has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, limited liability company or limited liability partnership, or other entity for whom such representative is executing this Agreement, and such individual, ward, partnership, trust, estate, corporation, limited liability company or partnership, or other entity has full right and power to perform this Agreement and make an investment in the Company, and that this Agreement constitutes a legal, valid and binding obligation of such Purchaser. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.

(q) The Purchaser had the opportunity to obtain any additional information, to the extent the Company or WaferGen had such information in its possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Memorandum and all documents received or reviewed in connection with the purchase of the Units and the opportunity to have representatives of the Company or WaferGen provide it with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, business and prospects of the Company or WaferGen deemed relevant by the Purchaser and all such requested information, to the extent the Company or WaferGen had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to Purchaser to its full satisfaction.

(r) The Purchaser represents to the Company that any information which the undersigned has heretofore furnished or furnishes herewith to the Company is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under Federal and state securities laws in connection with the offering of Units as described in the Memorandum. The Purchaser further represents and warrants that he will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company's issuance of the Securities.

(s) The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The Purchaser’s overall commitment to investments which are not readily marketable is not excessive in view of its net worth and financial circumstances and the purchase of the Units will not cause such commitment to become excessive. The investment is a suitable one for the Purchaser.

(t) No oral or written representations have been made, or oral or written information furnished, to the Purchaser in connection with the offering of the Units or as to the Company or WaferGen, which are in any way inconsistent with the information contained in the Memorandum.

(u) THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM, OR IN TRANSACTIONS NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. ALTHOUGH THE COMPANY HAS AN OBLIGATION TO REGISTER THE SHARES FOR RESALE, THERE CAN BE NO ASSURANCE THAT SUCH REGISTRATION WILL BE COMPLETED WITHIN THE TIME FRAMES REQUIRED, OR AT ALL. THE UNITS, INCLUDING THE SECURITIES, HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

(v) (For ERISA plans only) The fiduciary of the ERISA plan represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates.

(w) The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. The Purchaser represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1  or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(x) To the best of the Purchaser’s knowledge, none of: (1) the Purchaser, (2) any person controlling or controlled by the Purchaser, (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser, or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Purchaser agrees to promptly notify the Company should the Purchaser become aware of any change in the information set forth in these representations. The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations. The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(y) To the best of the Purchaser’s knowledge, none of: (1) the Purchaser, (2) any person controlling or controlled by the Purchaser, (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser, or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure2 , or any immediate family3  member or close associate4  of a senior foreign political figure, as such terms are defined in the footnotes below.

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(z) If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, (2) the Foreign Bank maintains operating records related to its banking activities, (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities, and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

5. Company Representations and Warranties. The Company and WaferGen hereby jointly and severally represent, warrant, acknowledge and agree as follows:

(a) Subsidiaries. Except as set forth on Schedule 5(a), the Company and WaferGen have no direct or indirect subsidiaries.

(b) Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its Articles of Incorporation or By-Laws. WaferGen is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. WaferGen is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the Offering. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, other than the Required Approvals (as defined below). This Agreement, when executed and delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and general principles of equity.

(d) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Offering do not and will not: (i) conflict with or violate any provision of the Company’s Articles of Incorporation or By-Laws, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice or lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any material property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority as currently in effect to which the Company is subject (including federal and state securities laws and regulations), or by which any material property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate (a) adversely affect the legality, validity or enforceability of the Offering, (b) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company, taken as a whole, or (c) adversely impair the Company's ability to perform fully on a timely basis its obligations under this Agreement (any of (a), (b) or (c), a “Material Adverse Effect”).

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other Federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) the filing with the Commission of the Registration Statement, (ii) the filing with the Commission of a Form D pursuant to Regulation D under the Securities Act and (iii) applicable Blue Sky filings (collectively, the “Required Approvals”).

(f) Issuance of the Units. The Securities are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens. The Securities conform to the description contained in the Memorandum. Assuming the accuracy of the Purchaser's representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Units, including the Securities, by the Company to the Purchaser as contemplated hereby. No stockholder approval is required for the Company to fulfill its obligations pursuant to this Offering.

(g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company and of WaferGen are as set forth in the Memorandum. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the Offering. Except as a result of the purchase and sale of the Units, including the Securities, which may be issued in connection with this Offering and, except as described in the Memorandum (including the financial statements thereto), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or shares, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or rights convertible or exchangeable into shares of Common Stock. Except for certain outstanding options and warrants to purchase shares of Common Stock (which options and warrants are fully described in the Memorandum) and as otherwise described in the Memorandum, the issuance and sale of the Units, including the Securities, will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser and other purchasers in the Offering) and will not result in a right of any holder of Company equity to adjust the exercise, conversion, exchange or reset price under such securities.

(h) Financial Statements. The financial statements of WaferGen and the Company included in the Memorandum or publicly filed with the Commission pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto (and that the unaudited financial statements omit notes and normal year-end adjustments), and fairly present in all material respects the financial position of WaferGen and the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended.

(i) Material Changes. Except for the proposed Offering or as otherwise described in or contemplated by the Memorandum, since the date of the latest financial statements included in the Memorandum or publicly filed with the Commission pursuant to the Securities Act or the Exchange Act: (i) there has been no event, occurrence or development that has had a Material Adverse Effect, (ii) WaferGen and the Company have not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in WaferGen’s or the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) WaferGen and the Company have not altered their methods of accounting or changed their auditors, (iv) WaferGen and the Company have not declared or made any dividend or distribution of cash or other property to their stockholders except in the ordinary course of business consistent with prior practice, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock except consistent with prior practice or pursuant to existing WaferGen or Company stock option or similar plans, and (v) neither WaferGen nor the Company has issued any equity shares to any officer, director or affiliate, except pursuant to existing WaferGen or Company stock option or similar plans.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of WaferGen or the Company, threatened against or affecting WaferGen or the Company or its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Offering or (ii) would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect with respect to either company. WaferGen and the Company are not nor have they ever been the subject of any Action involving a claim of violation of or liability under Federal or state securities laws. There has not been, and to the knowledge of WaferGen or the Company, there is not pending or contemplated, any investigation by the Commission involving WaferGen or the Company.

(k) Compliance. Except as disclosed in the Memorandum, neither WaferGen nor the Company is: (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by WaferGen or the Company under), nor has WaferGen or the Company received notice of a claim that it is in default under or that it is in violation of, any material indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), which default or violation would have or result in a Material Adverse Effect with respect to either company, (ii) in violation of any order of any court, arbitrator or governmental body, or (iii) or has not been in violation of any statute, rule or regulation of any governmental authority, except in each case as would not, individually or in the aggregate, have or result in a Material Adverse Effect with respect to either company.

(l) Regulatory Permits. Except as otherwise described in the Memorandum, WaferGen and the Company possess or have applied for all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their business as described in the Memorandum, except where the failure to possess such permits would not, individually or in the aggregate, have a Material Adverse Effect (“Material Permits”), and neither WaferGen nor the Company has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(m) Lack of Publicity. None of WaferGen, the Company, its subsidiaries or any person acting on its or their behalf have engaged or will engage in any form of general solicitation or general advertising as those terms are used in Regulation D under the Securities Act in the United States with respect to the Units, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, regarding the Offering, nor did any such person sponsor any seminar or meeting to which potential investors were invited by, or any solicitation of a subscription by, a person not previously known to such investor in connection with investments in the Units, including the Securities, generally.

(n) Disclosure. The disclosure provided to the Purchaser regarding WaferGen, the Company, their businesses and the transactions contemplated hereby, furnished by or on behalf of WaferGen or the Company, including the Memorandum, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

6. Covenants of the Purchaser and the Company.

(a) Transfer Restrictions.

(1) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of such securities (or hedging activities involving such securities) other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Purchaser or in connection with a pledge as contemplated below, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(2) The Purchaser agrees to the imprinting, so long as is required by this Section 6(a), of a legend on any of the Securities in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. ADDITIONALLY, HEDGING TRANSACTIONS IN RESPECT OF THESE SECURITIES MUST BE EFFECTED IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(3) The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(4) Certificates evidencing the Securities shall not contain any legend (including the legend set forth in Section 6(a)(2)): (i) following the resale of such Securities pursuant to an effective registration statement under the Securities Act (including, with respect to the Shares only, the Registration Statement) covering the resale of such Securities, or (ii) following any resale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for resale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). Promptly following the Effective Date, subject to compliance with applicable law, the Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent to the effect that (A) resale of the Securities has been registered under the Securities Act and (B) the Securities may be transferred pursuant to such registration statement and certificates representing such transferred shares should not contain a legend restricting future transfers (although residual certificates issued to such holder of Securities shall contain a restrictive legend). The Company agrees that following the time when a legend is no longer required under this Section 6(a)(4), it will, no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Securities issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser’s transferee, a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Notwithstanding anything to the contrary contained herein, the Company shall not be required to effect a removal of a restrictive legend to the extent such legend is required under applicable requirements of the Securities Act, including any rule of the Commission promulgated thereunder, and judicial interpretations thereof.

(5) Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 6(a) is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(b) Furnishing of Information. As long as any Purchaser owns Securities and is eligible to transfer the such Securities under Rule 144, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to each Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for each Purchaser to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

(c) Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Units, including the Securities, in a manner that would require the registration under the Securities Act of the sale of the Units, including the Securities, to the Purchasers.

(d) Shareholders Rights Plan. No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that any Purchaser is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Units, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to registration under such Act.

(e) Non-Public Information. The Company covenants and agrees that following the Effective Date neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company. The foregoing shall not apply to any notice required to be given to a Purchaser pursuant to the terms of the Registration Rights Agreement.

(f) Disclosure; Publicity. No Purchaser shall issue any press release or otherwise make any public statement with respect to the transactions contemplated hereby without the prior consent of the Company, except if such disclosure is required by law, in which case the Purchaser shall promptly provide the Company with prior written notice of such public statement or communication. The Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under subclause (i) or (ii).

(g) Indemnification of Purchasers. Subject to the provisions of this Section 6(g), the Company will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (ii) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representation, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (A) the employment thereof has been specifically authorized by the Company in writing; (B) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (C) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (I) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; or (II) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents.

(h) Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

(i) Future Financings. From the date hereof until ninety (90) days after the Effective Date, other than as contemplated by this Agreement, neither the Company nor any Subsidiary (with respect to Common Stock Equivalents) shall issue or sell any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock except for (i) an Exempt Issuance or (ii) if the consent of two-thirds of the holders of Registrable Securities (as defined in the Registration Rights Agreement) is obtained. Notwithstanding anything herein to the contrary, the fifteen (15) day period set forth in this Section 6(i) shall be extended for the number of Trading Days during such period in which, following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by each Purchaser for the resale of the Shares. In addition to the limitations set forth herein, from the date hereof until one hundred eighty (180) days following the Effective Date, the Company shall be prohibited from effecting or entering into a “Variable Rate Transaction” (as defined below). The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock.

7. Definitions. In addition to the terms defined elsewhere in this Agreement: (i) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Memorandum (as defined herein), and (ii) the following terms have the meanings indicated in this Section 7:

(a) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

(b) “Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) each Purchaser’s obligations to pay the Subscription Amount have been satisfied or waived (ii) and the Company’s obligations to deliver the Securities have been satisfied or waived.

(c) “Commission” means the Securities and Exchange Commission.

(d) “Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock shall hereinafter been reclassified into.

(e) “Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(f) “Effective Date” means the date that the Registration Statement is first declared effective by the Commission.

(g) “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, or directors of or consultants to the Company pursuant to any stock or option grant, stock option plan, employee stock purchase plan, restricted stock plan or other similar plan or agreement adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose; (b) securities issued or issuable upon the exercise of or conversion of (i) any securities issued hereunder or to the Placement Agent in connection with the Offering or the Merger or (ii) convertible securities, options or warrants issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities; (c) securities issued or issuable as a result of any stock split, combination, dividend, distribution, reclassification, exchange or substitution; (d) securities issued or issuable in connection with acquisitions by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; (e) securities issued (or issuable upon exercise of rights, options or warrants) granted or issued to persons or entities with whom the Company has business relationships, including under equipment leasing arrangements, bank or other institutional loans, strategic partnerships, acquisitions of companies or product lines or other arrangements or transactions wherein the principal purpose of the issuance of such shares (or rights, warrants or options) is not for the purpose of raising capital or to an entity whose primary business is investing in securities; or (f) securities issued in lieu of repayment of indebtedness outstanding on the date of this Agreement, at the then fair market value, not to exceed an aggregate of $250,000 amount of such indebtedness; provided that in no event shall any securities or rights to acquire securities issued pursuant to clauses (a) or (f) prior to the 90th day following the effectiveness of the Registration Statement contemplated by the Registration Rights Agreement be issued an a price less than the Per Unit Purchase Price.

(h) “Per Unit Purchase Price” means $1.50 per Unit.

(i) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(j) “Placement Agent” means Rodman & Renshaw, LLC.

(k) “Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and each Purchaser, in the form of Exhibit B attached to the Memorandum.

(l) “Subscription Amount” shall mean, as to each Purchaser, the amount to be paid for the Units purchased hereunder as specified below such Purchaser's name on the signature page of this Agreement, in United States Dollars.

(m) “Trading Day” means a day on which the Trading Market on which the Common Stock is listed or quoted for trading is open.

(n) “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board.

(o) “Transaction Documents” means this Agreement, the Memorandum, the Escrow Agreement, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

8. Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as described in the Memorandum or as required by applicable law, and that this Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the covenants, agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person's heirs, executors, administrators, successors, legal representatives and permitted assigns.

9. Modification. Neither this agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the Company and the holders of a majority in interest of the Units, including the Securities (or any securities into which they are exchanged); provided that no waiver, modification, amendment or termination to the right of a Purchaser shall be made without the written consent of such Purchaser if it shall disadvantage the rights of such Purchaser disproportionately from the rights of the other Purchasers.

10. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, sent by nationwide overnight courier or delivered against receipt to the party to whom it is to be given (a) if to the Company or WaferGen, at the addresses set forth above, or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section). Any notice or other communication given by certified mail shall be deemed given at the time that it is signed for by the recipient except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice or other communication given by nationwide overnight courier shall be deemed given the next business day following being deposited with such courier.

11. Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the Securities shall be made only in accordance with all applicable laws.

12. Applicable Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

13. Blue Sky Qualification. The purchase of Units, including the Securities, under this Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Units, including the Securities, from applicable Federal and state securities laws. The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in such jurisdiction.

14. Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

15. Miscellaneous.

(a) This Agreement and its exhibits and schedules constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. The parties acknowledge that the provisions of the Registration Rights Agreement provided with the Memorandum are incorporated by reference and made a part hereof.

(b) The Purchaser's and the Company's covenants, agreements, representations and warranties made in this Agreement and the Memorandum shall survive the execution and delivery hereof and delivery of the Securities.

(c) Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(e) Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

(f) Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

(g) The undersigned understands and acknowledges that there may be multiple Closings for the Offering.

Investor Certification

NAME OF INVESTOR: __________________

Initial or Check the appropriate item(s)

US INVESTORS - The undersigned further represents and warrants as indicated below by the undersigned’s initials:

A.	Individual investors: (Please initial one or more of the following statements)

1. __
I certify that I am an accredited investor because I have had individual income (exclusive of any income earned by my spouse) of more than $200,000 in each of the most recent two years and I reasonably expect to have an individual income in excess of $200,000 for the current year.

2. __
I certify that I am an accredited investor because I have had joint income with my spouse in excess of $300,000 in each of the most recent two years and reasonably expect to have joint income with my spouse in excess of $300,000 for the current year.

3. __	I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000.

4. __	I am a director or executive officer of WaferGen Bio-systems, Inc.

5. __	I have individual net worth or my spouse and I have joint net worth of over $5,000,000.

B.	Partnerships, corporations, trusts or other entities: (Please initial one of the following seven statements). The undersigned hereby certifies that it is an accredited investor because it is:

1. __	an employee benefit plan whose total assets exceed $5,000,000;

2. __
an employee benefit plan whose investments decisions are made by a plan fiduciary which is either a bank, savings and loan association or an insurance company (as defined in Section 3(a) of the Securities Act) or an investment adviser registered as such under the Investment Advisers Act of 1940;

3. __	a self-directed employee benefit plan, including an Individual Retirement Account, with investment decisions made solely by persons that are accredited investors;

4. __	an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000;

5. __
a corporation, partnership, limited liability company, limited liability partnership, other entity or similar business trust, not formed for the specific purpose of acquiring the Units, with total assets excess of $5,000,000;

6. __
a trust, not formed for the specific purpose of acquiring the Units, with total assets exceed $5,000,000, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Units; or

7. __	an entity (including a revocable grantor trust but other than a conventional trust) in which each of the equity owners qualifies as an accredited investor.

WaferGen Bio-systems, Inc.
SIGNATURE PAGE TO
SUBSCRIPTION AGREEMENT

EXECUTION OF THIS AGREEMENT BY ANY PURCHASER SHALL ALSO BE DEEMED TO CONSTITUTE EXECUTION BY SUCH PURCHASER OF THE REGISTRATION RIGHTS AGREEMENT ANNEXED TO THE MEMORANDUM.

(NOTE: to be completed by subscriber):

Purchaser hereby elects to subscribe under the Subscription Agreement for a total of $__________ of Units.

Date: _______________, 2007.

If the purchaser is an INDIVIDUAL, or if the purchasers are INDIVIDUALS who have purchased as JOINT TENANTS, as JOINT TENANTS with RIGHT OF SURVIVORSHIP, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

___________________________ Print Names(s)	___________________________ Social Security Number(s)
___________________________ Signature(s) of Investor(s)	___________________________ Joint Signature
___________________________ Address	___________________________ Date

If the purchaser is a PARTNERSHIP, CORPORATION, TRUST, LIMITED LIABILITY COMPANY or LIMITED LIABILITY PARTNERSHIP:

___________________________ Name of Partnership, Corporation, Trust, Limited Liability Company or Limited Liability Partnership Address:	___________________________ Federal Taxpayer Identification Number
By:___________________________	___________________________
Name: ________________________	State of Organization
Title:________________________

Company Signature Page Follows

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THE FOREGOING SUBSCRIPTION IS ACCEPTED AND AGREED TO this _____ day of _________ 2007 with respect to _____________ Units.

WAFERGEN BIO-SYSTEMS, INC.

By:
Name:
Title:

Company Signature Page to Subscription Agreement

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